Exhibit 1.2

PRICING AGREEMENT

May 12, 2014

Merrill Lynch, Pierce, Fenner & Smith

    Incorporated

One Bryant Park

New York, New York 10036

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

As Representatives of the several Underwriters

Ladies and Gentlemen:

Pfizer Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated May 12, 2014 (the “Underwriting Agreement”), between the Company and the Representatives of the several Underwriters to issue and sell to each of the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the Applicable Time in relation to the Pricing Disclosure Package and Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto, plus any additional principal amount of Designated Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 of the Underwriting Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in an Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[Signatures follow]

2

Very truly yours,

PFIZER INC.

By:	/s/ Brian Byala
	Name:	Brian Byala
	Title:	Senior Vice President and Treasurer

Accepted as of the date hereof:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED, as a Representative of the Underwriters

By:	/s/ Douglas Muller
	Name:	Douglas Muller
	Title:	Managing Director

BARCLAYS CAPITAL INC., as a Representative of the Underwriters

By:	/s/ Pamela Kendall
	Name:	Pamela Kendall
	Title:	Director

DEUTSCHE BANK SECURITIES INC., as a Representative of the Underwriters

By:	/s/ John C. McCabe
	Name:	John C. McCabe
	Title:	Director

By:	/s/ R. Scott Flieger
	Name:	R. Scott Flieger
	Title:	Managing Director

J.P. MORGAN SECURITIES LLC, as a Representative of the Underwriters

By:	/s/ Maria Sramek
	Name:	Maria Sramek
	Title:	Executive Director

SCHEDULE I

Underwriters	Principal Amount of 2017 Notes	Principal Amount of 2019 Notes	Principal Amount of 2024 Notes	Principal Amount of 2044 Notes	Principal Amount of Floating Rate Notes

Merrill Lynch, Pierce, Fenner & Smith Incorporated	$167,500,000	$251,250,000	$167,500,000	$83,750,000	$83,750,000
Barclays Capital Inc.	$167,500,000	$251,250,000	$167,500,000	$83,750,000	$83,750,000
Deutsche Bank Securities Inc.	$167,500,000	$251,250,000	$167,500,000	$83,750,000	$83,750,000
J.P. Morgan Securities LLC	$167,500,000	$251,250,000	$167,500,000	$83,750,000	$83,750,000
BNP Paribas Securities Corp.	$70,000,000	$105,000,000	$70,000,000	$35,000,000	$35,000,000
Credit Suisse Securities (USA) LLC	$70,000,000	$105,000,000	$70,000,000	$35,000,000	$35,000,000
RBC Capital Markets, LLC	$70,000,000	$105,000,000	$70,000,000	$35,000,000	$35,000,000
Citigroup Global Markets Inc.	$32,000,000	$48,000,000	$32,000,000	$16,000,000	$16,000,000
HSBC Securities (USA) Inc.	$32,000,000	$48,000,000	$32,000,000	$16,000,000	$16,000,000
RBS Securities Inc.	$16,000,000	$24,000,000	$16,000,000	$8,000,000	$8,000,000
Santander Investment Securities Inc.	$16,000,000	$24,000,000	$16,000,000	$8,000,000	$8,000,000
Drexel Hamilton, LLC	$6,000,000	$9,000,000	$6,000,000	$3,000,000	$3,000,000
Loop Capital Markets LLC	$6,000,000	$9,000,000	$6,000,000	$3,000,000	$3,000,000
Lebenthal & Co., LLC	$6,000,000	$9,000,000	$6,000,000	$3,000,000	$3,000,000
The Williams Capital Group, L.P.	$6,000,000	$9,000,000	$6,000,000	$3,000,000	$3,000,000

Total	$1,000,000,000	$1,500,000,000	$1,000,000,000	$500,000,000	$500,000,000

SCHEDULE II

Title of Designated Securities:

1. 100% Notes due 2017 (the “2017 Notes”)

2. 100% Notes due 2019 (the “2019 Notes”)

3. 400% Notes due 2024 (the “2024 Notes”)

4. 400% Notes due 2044 (the “2044 Notes”, and together with the 2017 Notes, the 2019 Notes and the 2024 Notes, the “Fixed Rate Notes”)

Floating Rate Notes due 2017 (the “Floating Rate Notes”)

Commission File Number of Initial Registration Statement:

333-181321

Aggregate Principal Amount:

2017 Notes: $1,000,000,000

2019 Notes: $1,500,000,000

2024 Notes: $1,000,000,000

2044 Notes: $500,000,000

Floating Rate Notes: $500,000,000

Price to Public:

2017 Notes: 99.912% of the principal amount, plus accrued interest, from May 15, 2014

2019 Notes: 99.811% of the principal amount, plus accrued interest, from May 15, 2014

2024 Notes: 99.597% of the principal amount, plus accrued interest, from May 15, 2014

2044 Notes: 99.669% of the principal amount, plus accrued interest, from May 15, 2014

Floating Rate Notes: 100.00% of the principal amount, plus accrued interest, from May 15, 2014

Purchase Price by Underwriters:

2017 Notes: 99.662% of the principal amount, plus accrued interest, from May 15, 2014

2019 Notes: 99.461% of the principal amount, plus accrued interest, from May 15, 2014

2024 Notes: 99.147% of the principal amount, plus accrued interest, from May 15, 2014

2044 Notes: 98.919% of the principal amount, plus accrued interest, from May 15, 2014

Floating Rate Notes: 99.750% of the principal amount, plus accrued interest, from May 15, 2014

Form of Designated Securities:

Book-entry only form represented by one or more global securities of each series of Notes deposited with the depositary or its designated custodian, to be made available for checking by the Representative at least twenty-four hours prior to the Time of Delivery at the office of the depositary.

Specified Funds for Payment of Purchase Price:

Wire transfer of immediately available funds.

Indenture:

Indenture dated January 30, 2001, between the Company and The Bank of New York Mellon as supplemented by the fourth supplemental indenture dated May 15, 2014 between the Company and The Bank of New York Mellon.

Maturity:

2017 Notes: May 15, 2017

2019 Notes: May 15, 2019

2024 Notes: May 15, 2024

2044 Notes: May 15, 2044

Floating Rate Notes: May 15, 2017

Interest Rate:

2017 Notes: 1.100% per annum

2019 Notes: 2.100% per annum

2024 Notes: 3.400% per annum

2044 Notes: 4.400% per annum

Floating Rate Notes: 3-month USD LIBOR +15 bps

Interest Payment Dates:

Fixed Rate Notes: May 15 and November 15 of each year, beginning November 15, 2014

Floating Rate Notes: February 15, May 15, August 15 and November 15 of each year, beginning on August 15, 2014

Record Dates:

Fixed Rate Notes: May 1 and November 1 prior to the corresponding Interest Payment Date

Floating Rate Notes: February 1, May 1, August 1 and November 1 prior to the corresponding Interest Payment Date.

Redemption Provisions:

The Fixed Rate Notes may be redeemed in whole or in part at the price(s) described in the Prospectus relating to the Notes.

The Floating Rate Notes are not redeemable prior to maturity.

Sinking Fund Provisions:

None.

Defeasance Provisions:

As described in the Basic Prospectus dated May 10, 2012.

Applicable Time:

4:11 P.M. New York City time on May 12, 2014

Issuer Free Writing Prospectuses:

Fixed Rate Notes Pricing Term Sheet dated May 12, 2014, as filed under Rule 433

Floating Rate Notes Pricing Term Sheet dated May 12, 2014, as filed under Rule 433

Recently Filed Documents for Section 2(d) of the Underwriting Agreement:

None.

Time of Delivery:

10:00 A.M. New York City time on May 15, 2014

Closing Location:

Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017.

Additional Agreements of the Underwriters:

Each of the Underwriters has agreed that it will not offer, sell, or deliver any of the Designated Securities, directly or indirectly, or distribute the Prospectus or any other offering material relating to the Designated Securities, in or from any jurisdiction except under circumstances that will, to the best of the Underwriters’ knowledge and belief, result in compliance with the applicable laws and regulations and which will not impose any obligations on the Company.

Each of the Underwriters agrees to abide by the offering restrictions as set forth under the following captions in the Prospectus: “Underwriting—Notice to Prospective Investors in the European Economic Area”, “Underwriting—Notice to Prospective Investors in the United Kingdom”, “Underwriting—Notice to Prospective Investors in France”, “Underwriting—Notice to Prospective Investors in Hong Kong”, “Underwriting—Notice to Prospective Investors in Japan” and “Underwriting—Notice to Prospective Investors in Singapore”.

Contact Information for Representatives for purposes of Section 12 of the Underwriting Agreement:

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

50 Rockefeller Plaza

NY1-050-12-01

New York, NY 10020

Attention: High Grade Debt Capital Markets/Legal

Fax: 212-901-7881

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Syndicate Registration

Fax: 646-834-8133

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Attention: Debt Capital Markets Syndicate

Fax: 212-797-4877

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention: High Grade Syndicate Desk

Fax: 212-834-4533

Information furnished by the Underwriters for purposes of Sections 2(b), 2(c), 2(d), 2(e), 8(a), 8(b) and 16(c) of the Underwriting Agreement:

The information in the last paragraph of the cover page of the Prospectus.

The information set forth in the third, fourth and ninth paragraphs under the caption “Underwriting”.

The information in the third sentence of the tenth paragraph and the second sentence of the thirteenth paragraph under the caption “Underwriting”.

No other information in the Prospectus has been furnished by the Underwriters for use therein